Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No.1 to the Registration Statement No. 333-218020 on Form F-1 of our report dated February 13, 2018 with respect to the audited consolidated financial statements of AGM Group Holdings Inc. for the years ended December 31, 2017 and 2016.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
February 13, 2018